EXHIBIT 99.1

Outdoor Channel Holdings Reports Fourth Quarter and Full Year 2010 Results

Advertising Revenues Rise Over 18% in the Fourth Quarter, Up 8% for the Full Year

TEMECULA, Calif., March 7, 2011 (GLOBE NEWSWIRE) -- Outdoor Channel Holdings, Inc. (Nasdaq:OUTD) today reported its operating results for the fourth quarter and full year ended December 31, 2010.

Consolidated revenues for the quarter were $25.8 million, a 5% decrease compared with $27.0 million in the fourth quarter of 2009. Advertising revenue for the quarter increased 18% percent to $11.2 million from $9.5 million in the fourth quarter of 2009 on the strength of a strong sales performance for our online site, solid increases in our time-buy revenue and an improving advertising marketplace. Subscriber fees for the quarter were $4.4 million, essentially unchanged from the prior-year period as increased subscribers and rates compared to year ago levels offset a further increase in our accruals for most-favored nation ("MFN") reserves, and production services revenue totaled $10.1 million for the quarter, a decrease of 22% compared to $13.1 million in the fourth quarter of 2009 due primarily to the impact of cancelled and non-renewed contracts at our Winnercomm operations over the past year.

Total operating expenses for the fourth quarter were $21.4 million, a 9% decrease compared to $23.5 million in operating expense for the fourth quarter of 2009, driven primarily by a $2.8 million decrease in production and operations expense – with most of that decline relating to reduced projects at our Winnercomm business.

Resulting operating income for the fourth quarter 2010 was $4.4 million, a 25% increase from the $3.5 million of operating profit generated in the fourth quarter of 2009. Earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense, was $5.9 million, a 9% increase compared to $5.4 million for the fourth quarter of 2009.

On a segment basis, our legacy Outdoor Channel unit reported revenues of $15.7 million for the quarter, a 12% increase compared to $14.0 million of revenue for the fourth quarter of 2009 driven primarily by stronger online and time-buy advertising revenue. EBITDA, adjusted for share-based compensation expense, was $4.8 million, a 17% increase for the fourth quarter of 2009.

Our Production Services unit generated revenues (before intercompany eliminations) for the quarter of $10.5 million, a 21% decrease compared to $13.3 million for the fourth quarter of 2009 resulting from cancelled and non-renewed contracts at Winnercomm, net of increased revenue at our aerial cameras business. EBITDA (including intercompany eliminations), adjusted for share-based compensation expense, declined 14% to $1.1 million on the decline in revenue.

Consolidated net income for the quarter was $1.5 million, or $.06 per diluted share, compared to $565,000, or $.02 per diluted share, for the fourth quarter of 2009.

"We delivered solid advertising growth during the fourth quarter and for the full year as we capitalized on our category leadership across multiple media platforms," said Roger L. Werner, President and Chief Executive Officer. "Our short form sales finished up once again in the fourth quarter and our online advertising sales generated strong year-over-year growth. While revenues at our Production Services segment were down due to the elimination of low-margin business at Winnercomm, we improved the full-year profitability of the business and look to drive further efficiencies going forward. As we move into 2011, we are focused on expanding the distribution of our network and online products while seeking further operating efficiencies across our whole portfolio."

Full-Year Financial Results

On a full year basis, consolidated net revenues were $83.3 million, a 4% decrease compared to $86.9 million as a 3% revenue gain at the legacy Outdoor Channel was more than offset by reduced revenues at our Winnercomm unit within our Production Services segment.

Operating expenses for the year were $78.8 million compared to $84.9 million in operating expenses for 2009, a 7% decrease driven principally by the reduction in Winnercomm business.

Resulting operating income for 2010 was $4.6 million, a 140% increase from $1.9 million in operating income for 2009. EBITDA, adjusted for share-based compensation expense and acquisition and integration costs, was $11.2 million, a 5% increase compared to $10.7 million for 2009, with the improvement being equally split between our legacy and Production Services segments.

Our consolidated net income for the year finished at $1.2 million, or $.05 per diluted share, compared to a loss of $285,000, or $.01 per basic and diluted share, for 2009.

Investor Conference Call

Outdoor Channel Holdings' management will host an investor conference call on March 7, 2011, at 5 p.m. ET to review the company's financials and operations for its fourth quarter and full year ended December 31, 2010. Investment professionals are invited to participate in the live call by dialing 800-510-0219 (domestic) or 617-614-3451 (international) and using participant passcode 34810379. The call will be open to all other interested parties through a live, listen-only audio Internet broadcast in the Investor Relations section of the company's Web site, www.outdoorchannel.com. For those who are not able to listen to the live broadcast, the call will be archived on the web site for one year. A telephonic playback of the conference call also will be available through Monday, March 14, 2011, by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using participant passcode 39542299.

About Outdoor Channel Holdings, Inc.

Outdoor Channel Holdings, Inc. owns and operates Outdoor Channel, America's leader in outdoor TV, and Winnercomm Inc., an Emmy Award winning production and interactive company. Outdoor Channel offers programming that captures the excitement of hunting, fishing, shooting, off-road motorsports, adventure and the Western lifestyle and can be viewed on multiple platforms including high definition, video-on-demand, as well as on a dynamic broadband website. Winnercomm Inc. is one of America's largest and highest quality producers of live sporting events and sports series for cable and broadcast television. Winnercomm also owns and operates the patented Skycam and CableCam aerial camera systems which provide dramatic overhead camera angles for major sports events, including college and NFL football. For more information please visit http://www.outdoorchannel.com/.

Nielsen Media Research Universe Estimates for Outdoor Channel

Nielsen Media Research is the leading provider of television audience measurement and advertising information services worldwide. Nielsen estimated that Outdoor Channel had approximately 34.5 million cable and satellite subscribers for March 2011. Please note that this estimate regarding Outdoor Channel's subscriber base is made by Nielsen Media Research and is theirs alone and does not represent opinions, forecasts or predictions of Outdoor Channel Holdings, Inc. or its management. Outdoor Channel Holdings, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information.

Use of Non-GAAP Financial Information

This press release includes "non-GAAP financial measures" within the meaning of the Securities and Exchange Commission rules. The company believes that earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects of share-based compensation expense and acquisition and integration costs, provides greater comparability regarding its ongoing operating performance. This information is not intended to be considered in isolation or as a substitute for net income (loss) calculated in accordance with U.S. GAAP. A reconciliation of the company's U.S. GAAP information to EBITDA, adjusted for the effects of share-based compensation expense and acquisition and integration costs is provided in the attached table.

Safe Harbor Statement

Statements in this news release that are not historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, without limitation, about our expectations, beliefs, intentions, strategies regarding the future long-term value of the company resulting from the company's current actions or strategic initiatives and the future anticipated value of Outdoor Channel to our audience, distributors and advertisers. The company's actual results could differ materially from those discussed in any forward-looking statements. The company intends that such forward-looking statements be subject to the safe-harbor provisions contained in those sections. Such statements involve significant risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) service providers discontinuing or refraining from carrying Outdoor Channel; (2) a decline in the number of viewers from having Outdoor Channel placed in unpopular cable or satellite packages, or increases in subscription fees, established by the service providers; (3) a decline in viewership and revenues related to increased competition within the outdoor television segment; (4) a decrease in advertising revenue as a result of a deterioration in general economic conditions; (5) managing the company's growth and the integration of acquisitions; (6) decreased profitability if we are unable to generate sufficient revenues from our Production Services operations to offset its fixed costs; and other factors which are discussed in the company's filings with the Securities and Exchange Commission. For these forward-looking statements, the company claims the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, (unaudited)		December 31, (audited)
	2010	2009	2010	2009

Revenues:
Advertising	$ 11,230	$ 9,545	$ 37,000	$ 34,325
Subscriber fees	4,424	4,420	17,953	18,848
Production services	10,139	13,068	28,389	33,679

Total revenues	25,793	27,033	83,342	86,852

Cost of services:
Programming	1,324	1,258	6,139	5,902
Satellite transmission fees	403	402	1,584	1,597
Production and operations	8,825	11,674	29,036	34,973
Other direct costs	94	181	447	563

Total cost of services	10,646	13,515	37,206	43,035

Other expenses:
Advertising	1,504	747	3,521	2,779
Selling, general and administrative	8,472	8,133	34,646	35,131
Depreciation and amortization	796	1,149	3,383	3,997

Total other expenses	10,772	10,029	41,550	41,907

Total operating expenses	21,418	23,544	78,756	84,942

Income from operations	4,375	3,489	4,586	1,910

Interest and other income, net	9	7	31	73

Income from operations before income taxes	4,384	3,496	4,617	1,983

Income tax provision	2,911	2,931	3,373	2,268

Net income (loss)	$ 1,473	$ 565	$ 1,244	$ (285)

Earnings (loss) per common share data:
Basic	$ 0.06	$ 0.02	$ 0.05	$ (0.01)
Diluted	$ 0.06	$ 0.02	$ 0.05	$ (0.01)

Weighted average number of common shares outstanding:
Basic	24,506	24,463	24,513	24,452
Diluted	25,606	25,822	25,643	24,452

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(audited, in thousands)

	December 31,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$ 32,578	$ 20,848
Investment in available-for-sale securities	26,995	38,090
Accounts receivable, net of allowance for doubtful accounts	16,754	15,827
Other current assets	10,990	10,416
Total current assets	87,317	85,181

Property, plant and equipment, net	12,315	14,286
Goodwill and amortizable intangible assets, net	43,673	43,988
Investments in auction-rate securities	5,075	5,775
Deferred tax assets, net	1,774	2,489
Deposits and other assets	3,498	5,059
Totals	$ 153,652	$ 156,778

Liabilities and Stockholders' Equity

Current liabilities	$ 17,129	$ 17,308
Long-term liabilities	981	1,172
Total liabilities	18,110	18,480

Total stockholders' equity	135,542	138,298
Totals	$ 153,652	$ 156,778

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	(unaudited)		(audited)
	2010	2009	2010	2009

Operating activities:
Net income (loss)	$ 1,473	$ 565	$ 1,244	$ (285)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	796	1,149	3,383	3,997
Amortization of subscriber acquisition fees	430	421	1,619	974
Loss on sale of equipment	24	53	133	74
Gain on sale of available-for-sale and auction-rate securities	—	(5)	(11)	(12)
Provision for doubtful accounts	605	189	1,062	524
Share-based employee and service provider compensation	758	778	3,244	4,100
Deferred tax provision, net	(257)	2,190	205	1,527

Changes in operating assets and liabilities:
Accounts receivable	(3,301)	(2,335)	(1,989)	(1,213)
Income tax refund receivable and payable, net	2,712	710	1,927	429
Prepaid programming costs	(358)	1,128	882	(555)
Other current assets	(73)	(171)	(934)	229
Deposits and other assets	1	(114)	109	(93)
Subscriber acquisition fees	(13)	3,146	(2,129)	(1,078)
Accounts payable and accrued expenses	3,622	(1,307)	777	(1,305)
Deferred revenue	(1,498)	(1,252)	(953)	849
Deferred obligations	(2)	14	(152)	(19)
Unfavorable lease obligations	(35)	(32)	(136)	(121)
Net cash provided by operating activities	4,884	5,127	8,281	8,022

Investing activities:
Purchases of property, plant and equipment	(310)	(451)	(1,253)	(2,526)
Proceeds from sale of equipment	(5)	31	102	142
Cash paid to purchase assets of Winnercomm, net of cash acquired	—	—	—	(5,746)
Purchases of available-for-sale securities	(26,991)	(6,007)	(103,964)	(37,997)
Proceeds from sale of available-for-sale and auction-rate securities	28,000	100	115,900	700
Net cash provided by (used in) investing activities	694	(6,327)	10,785	(45,427)

Financing activities:
Purchase of treasury stock	(167)	(177)	(840)	(659)
Purchase and retirement of stock related to stock repurchase program	—	(998)	(341)	(1,345)
Payment of dividends on common stock	(6,155)	—	(6,155)	—
Net cash used in financing activities	(6,322)	(1,175)	(7,336)	(2,004)

Net increase (decrease) in cash and cash equivalents	(744)	(2,375)	11,730	(39,409)
Cash and cash equivalents, beginning of period	33,322	23,223	20,848	60,257
Cash and cash equivalents, end of period	$ 32,578	$ 20,848	$ 32,578	$ 20,848

Supplemental disclosure of cash flow information:
Income taxes paid	$ 445	$ (99)	$ 1,230	$ 282

Supplemental disclosures of non-cash investing and financing activities:
Effect of net increase in fair value of auction-rate securities	$ 17	$ 18	$ 92	$ 100
Property, plant and equipment costs incurred but not paid	$ 35	$ 50	$ 35	$ 50
Subscriber acquisition fees incurred but not paid	$ 186	$ —	$ 186	$ 3,046

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Segment Operating Results
(unaudited, in thousands)

Revenues	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

TOC	$ 15,654	$ 13,965	$ 54,953	$ 53,173
Production Services	10,463	13,320	30,646	35,644
Eliminations	(324)	(252)	(2,257)	(1,965)
Total revenues	$ 25,793	$ 27,033	$ 83,342	$ 86,852

Cost of Services

TOC	$ 3,669	$ 3,388	$ 15,628	$ 14,480
Production Services	7,454	10,418	23,843	30,217
Eliminations	(477)	(291)	(2,265)	(1,662)
Total cost of services	$ 10,646	$ 13,515	$ 37,206	$ 43,035

Other Expenses (1)

TOC	$ 8,278	$ 7,660	$ 31,366	$ 32,213
Production Services	2,494	2,369	10,184	9,754
Eliminations	—	—	—	(60)
Total other expenses	$ 10,772	$ 10,029	$ 41,550	$ 41,907

Income from Operations

TOC	$ 3,707	$ 2,917	$ 7,959	$ 6,480
Production Services	515	533	(3,381)	(4,327)
Eliminations	153	39	8	(243)
Income from operations	$ 4,375	$ 3,489	$ 4,586	$ 1,910

(1) Includes advertising expense, selling, general and administrative expense and depreciation and amortization expense.

OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of U.S. GAAP to Non-U.S. GAAP Measures
(unaudited, in thousands)

The following table sets forth the reconciliation of net income (loss) to earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted for the effects share-based compensation expense and acquisition and integration costs:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

Net income (loss)	$ 1,473	$ 565	$ 1,244	$ (285)

Add/Subtract:
Interest and other income, net	(9)	(7)	(31)	(73)
Income tax provision	2,911	2,931	3,373	2,268
Depreciation and amortization	796	1,149	3,383	3,997

EBITDA	5,171	4,638	7,969	5,907

Adjusted for:
Share-based compensation expense	758	778	3,244	4,100
Acquisition and integration costs	—	—	—	680

EBITDA as adjusted for share-based compensation expense and acquisition and integration costs	$ 5,929	$ 5,416	$ 11,213	$ 10,687

Summary of cost of services
Share-based compensation expense	$ 22	$ 34	$ 216	$ 270
Cost of services	10,624	13,481	36,990	42,765
Total cost of services	$ 10,646	$ 13,515	$ 37,206	$ 43,035

Summary of selling, general and administrative
Share-based compensation expense	$ 736	$ 744	$ 3,028	$ 3,830
Acquisition and integration costs	—	—	—	680
Selling, general and administrative	7,736	7,389	31,618	30,621
Total selling, general and administrative	$ 8,472	$ 8,133	$ 34,646	$ 35,131

Summary of interest and other income, net
Interest income, net	$ 9	$ 7	$ 31	$ 73
Dividend income	—	—	—	—
Other income (loss)	—	—	—	—
Total interest and other income, net	$ 9	$ 7	$ 31	$ 73

EBITDA as adjusted by segment
Legacy Outdoor Channel	$ 4,794	$ 4,097	$ 12,401	$ 12,138
Production Services	1,135	1,319	(1,188)	(1,451)
EBITDA as adjusted for share-based compensation expense and acquisition and integration costs	$ 5,929	$ 5,416	$ 11,213	$ 10,687

CONTACT: For Company:
         Tom Allen
         Chief Financial Officer
         951-699-6991, ext. 287
         tallen@outdoorchannel.com

         For Investors:
         Brad Edwards
         Brainerd Communicators, Inc.
         212-986-6667
         edwards@braincomm.com

         For Media:
         Nancy Zakhary
         Brainerd Communicators, Inc.
         212-986-6667
         nancy@braincomm.com